CERTIFICATE OF FORMATION OF STATUTORY TRUST

                                       of

                             PIONEER SERIES TRUST VI


     THIS Certificate of Formation of Statutory Trust of Pioneer Series Trust VI (the "Trust"), dated September 19, 2006 is being duly executed and filed by the undersigned trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801, et seq).

1.   Name. The name of the statutory trust formed hereby is Pioneer Series Trust
     VI.

2. Registered Agent. The business address of the registered office of the Trust in the State of Delaware is Corporation Trust Company, c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.The name of the Trust's registered agent at such address is Corporation Trust Company.

3. Effective Date. This Certificate of Formation of Statutory Trust shall be effective upon the date and time of filing.

4. Series Trust. Notice is hereby given that pursuant to Section 3804 of the Delaware Statutory Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally. The Trust is a registered investment company under the Investment Company Act of 1940, as amended.

5. Address of Trustee. The address of each Trustee is c/o Pioneer Investment Management, Inc., 60 State Street, Boston, Massachusetts, 02109.


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     IN WITNESS WHEREOF, the undersigned, constituting all of the Trustees of the Trust, have executed this instrument as of this 19th day of September, 2006.




/s/ David R. Bock                              /s/ Marguerite A. Piret
David R. Bock                                  Marguerite A. Piret
as Trustee and not individually                as Trustee and not individually


/s/ Mary K. Bush                               /s/ Osbert M. Hood
Mary K. Bush                                   Osbert M. Hood
as Trustee and not individually                as Trustee and not individually


/s/ John F. Cogan, Jr.                         /s/ Stephen K. West
John F. Cogan, Jr.                             Stephen K. West
as Trustee and not individually                as Trustee and not individually


/s/ Margaret B.W. Graham                       /s/ John Winthrop
Margaret B.W. Graham                           John Winthrop
as Trustee and not individually                as Trustee and not individually


/s/ Thomas J. Perna
Thomas J. Perna
as Trustee and not individually


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